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                                                                  EXHIBIT 10.14*

                            SECURED PROMISSORY NOTE

$200,000                                                             [Date]

     FOR VALUE, RECEIVED, ROBERT L. NORTON ("Payor"), promises to pay to the order of Florists' Transworld Delivery, Inc., a Michigan corporation (together with its successors and assigns, "Payee"), at its place of business, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, or at such other place as Payee may designate, the principal sum of Two Hundred Thousand Dollars ($200,000).

     The principal amount of this Promissory Note (the "Note") shall be payable on August 31, 2003 in accordance with the terms of this Note; provided; however, the principal amount of this Note shall immediately be due and payable upon Payor's termination of employment.

     The outstanding principal amount of the Note shall bear simple interest at seven percent (7%) per annum. Accrued interest shall be payable at maturity (whether at final maturity or earlier) of the Note.

     All payments of and interest on this Note shall be payable in lawful currency of the United States of America at the office of the Payee described above, in immediately available funds.

     Payor shall have the right to pay all or any part of the unpaid principal hereunder without premium or penalty at any time and shall be accompanied by all interest accrued thereon through such date; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $50,000.

     In addition to, and not in limitation of the foregoing, Payor agrees to pay all expenses, including, without limitation, attorney's fees and legal expenses, incurred by the holder of this Note in connection with endeavoring to collect any amounts payable hereunder which are not paid when due.

     In order to secure obligations of Payor under this Note, Payor has granted to Payee a security interest in, and lien and charge over, certain collateral pursuant to the terms of that certain Pledge Agreement dated as of the date hereof between Payor and Payee.

     All parties hereto waive presentment of payment, demand, protest and notice of dishonor.
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     Payor shall make all payments hereunder immediately when due without any set-off, counterclaim, defenses, withholding (for taxes or otherwise), or reduction of any kind. Payee shall have the right to set-off any amounts owing or to be owing (by acceleration or otherwise) by Payee or Payor.


     No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver, thereof, and no single or partial exercise by Payee of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

     Payee shall have the right at any time to sell, assign, transfer, negotiate or pledge all or part of its interest in this Note. Payor may not assign any of his obligations hereunder without the prior written consent of Payee. This Note shall be binding on Payor and his legal representatives.

     No amendment, modification, or waiver of, or consent with respect to any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Payee or any other holder hereof.

     After maturity of this Note, the outstanding principal amount of this Note and all accrued and unpaid interest shall be unconditionally payable upon demand.

     For the avoidance of doubt, Payee shall have full recourse against Payor.

     THIS NOTE IS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. Wherever possible each provision of the Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note and shall be interpreted so as to be effective and valid.

     SIGNED AND DELIVERED as of the date first written above.



                                           -------------------------------------
                                           Robert L. Norton, Payor